Exhibit 99.2

CYNOSURE, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this or the “Agreement”), dated as of September 12, 2016 is made between Cynosure, Inc., a Delaware corporation, having a principal place of business located at 5 Carlisle Road, Westford, Massachusetts 01886 (“Cynosure”), and Timothy W. Baker, an individual, having a principal place of business at 4 Buckskin Lane, Westford, Massachusetts 01886 (“Consultant”).

Cynosure desires to retain Consultant to consult on transitional matters in accounting, finance and operations for Cynosure on the terms and conditions set forth in this Agreement and Consultant desires to be retained by Cynosure on such terms and conditions.

For good consideration and in consideration of the retention or continued retention of the Consultant’s services by Cynosure, Consultant and Cynosure agree as follows:

A. Services to be Performed and Compensation. Cynosure hereby retains Consultant for the term of this Agreement to provide consulting services set forth in Exhibit A (“Services”). Cynosure shall pay Consultant for Services as set forth in Exhibit A (“Compensation”). Consultant shall invoice Cynosure and Cynosure shall remit payment as set forth in Exhibit A (“Billing”).

B. Proprietary Information.

1. Consultant acknowledges that his relationship with Cynosure is one of high trust and confidence and that in the course of his service to Cynosure, Consultant will have access to and contact with Proprietary Information, as defined below in Section B.2. Consultant agrees that he will not, while serving Cynosure or at any time thereafter, disclose to others, or use for Consultant’s benefit or the benefit of others, any Proprietary Information or Inventions.

2. For purposes of this Agreement, “Proprietary Information” shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by Cynosure, including, without limitation, any Invention (as defined below), formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by Consultant in the course of service as a consultant to Cynosure.

3. Consultant’s obligations under Section 2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Consultant or others of the terms of Section 2, (ii) is generally disclosed to third parties by Cynosure without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of Cynosure.

4. Upon termination of this Agreement or at any other time upon request by Cynosure, Consultant shall promptly deliver to Cynosure all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of Cynosure.

5. Consultant represents that his retention as a consultant with Cynosure and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of Consultant’s or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. Consultant shall not disclose to Cynosure any trade secrets or confidential or proprietary information of any other party.

C. Inventions.

1. All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) (“Inventions”) related to the Services which are made, conceived, reduced to practice, created, written, designed or developed by Consultant, solely or jointly with others and whether during normal business hours or otherwise, while providing services to Cynosure or thereafter if resulting or directly derived from Proprietary Information, shall be the sole property of Cynosure. All inventions including patents which were made, conceived, reduced to practice, created, written, designed or developed by Consultant, solely or jointly with others prior to the effective date of this agreement are not the property of Cynosure. Consultant hereby agrees to assign to Cynosure all such Inventions and any and all related patents, copyrights, trademarks, trade names, and any associated industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of Cynosure as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of Cynosure and at Cynosure’s expense, Consultant shall execute such further assignments and provide any existing documents and other instruments as may be necessary or desirable as requested to fully and completely assign all Inventions to Cynosure and to assist Cynosure in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Inventions resulting from work related to the Services.

2. During the course of this consulting agreement, Consultant shall promptly disclose to Cynosure all Inventions related to the Services and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by Cynosure) to document the conception and/or first actual reduction to practice of any Invention related to the Services. Such written records shall be available to and remain the sole property of Cynosure at all times.

D. Miscellaneous.

1. Independent Contractor Status. Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of Cynosure. Neither Consultant nor Cynosure shall have any authority, express or implied, to commit or obligate the other in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of Consultant or Cynosure, as the case may be, which authorization may be general or specific. Consultant agrees to be responsible for any liabilities incurred by Consultant. Consultant shall be responsible for all taxes due on the fees paid by Cynosure. Consultant shall not be entitled to any future benefits, coverages or privileges, including, without limitation, social security, unemployment, medical (except for COBRA benefits to which Consultant is entitled) or pension payments, made available to employees of Cynosure.

2. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

3. Waiver of Rights. No delay or omission by Consultant or Cynosure in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by Consultant or Cynosure on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

4. Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of Cynosure and are considered by Consultant to be reasonable for such purpose. Consultant agrees that any breach of this Agreement is likely to cause Cynosure substantial and irrevocable damage and therefore, in the event of any such breach, Consultant agrees that Cynosure, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and Cynosure and Consultant reach consents to the jurisdiction of such a court.

6. Term and Termination. The Agreement shall commence on the date of Consultant’s retirement as an employee of Cynosure (the “Effective Date”) and shall continue through March 31, 2017, unless terminated earlier by either party as a result of any material breach of this Agreement by the other party. The rights and obligations set forth in Sections B through D of this Agreement shall survive termination or expiration of this Agreement.

7. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns. This Agreement is not assignable by Consultant except with the prior written consent of Cynosure. Cynosure may assign this Agreement to any third party without consent of Consultant.

8. Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof superseding all prior agreements.

9. Counterparts and Electronic/Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Any signature on any notice or other document executed in connection with this Agreement may be transmitted by facsimile or my e-mail in PDF format and shall be treated for all purposes as an original document.

10. Authority and Execution. Each person executing this Agreement on behalf of a party hereto represents and warrants that he is duly and validly authorized to do so on behalf of such party, with full right and authority to execute this Agreement and to bind such party with respect to all of its obligations hereunder.

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Signature Page to Follow

CONSULTANT ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND

UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

CYNOSURE, INC.

Date: September 12, 2016	By:	/s/ Michael R. Davin
Name: Michael R. Davin
Title: Chairman, CEO & President

TIMOTHY W. BAKER

Date: September 12, 2016	/s/ Timothy W. Baker
Name:

Exhibit A

A. Services.

Consultant will assist Cynosure with the transition of the accounting, finance and operational functions within the company on an as needed basis as mutually agreed by the parties.

B. Compensation.

$275.00/hour

C. Billing

1. Payment is due upon 30 days of receipt of invoice from Consultant for the monthly service fee. Actual preapproved travel expenses will be billed as incurred in accordance with Cynosure’s travel and expense policy.

2. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all compensation amounts paid to Consultant under this Agreement.